Exhibit 10.10

CO-MARKETING AGREEMENT

Between

SOURCE ATLANTIC, INC. (“SA”)

And

EMTS, LLC (“EMTS”)

June 8, 2004

Source Atlantic, Inc. (“SA”), a Delaware corporation having an office at 55 Accord Park Drive, Rockland, MA 02370 and EMTS, LLC, (“EMTS”) a Texas corporation with its principal place of business at 8 Inverness Drive East Suite 245 Englewood, CO 80112 (each a “Party”, and collectively the “Parties”) hereby agree as follows:

1.	Background

WHEREAS, SA has developed a suite of products and services (the “HourGlass Solution”) designed to help hospitals and healthcare companies lower overall project and capital asset acquisition costs by tightly managing the planning, budgeting, procurement and delivery of capital equipment, IT, furniture and related materials.

WHEREAS, (EMTS), has developed a host of maintenance, support and procurement services WHEREAS, SA desires to complement its existing products and service offering by providing its clients and partners access to this combined package.

WHEREAS EMTS and SA also desire to provide each other with the opportunity to market each Party’s products and services to the other Party’s customers and contacts in exchange for referral fees, all on the terms and conditions set forth herein.

2.	Definitions

The following terms shall have the meanings ascribed to them in this Article:

“Effective Date” means the date of this Agreement, which is set forth immediately below the title of this Agreement.

“EMTS Prospect” means any potential customer for SA products or services that is registered by EMTS as a prospect under the provisions of Section 2.3.

“Intellectual Property” means (i) all patents, copyrights, trademarks, trade secrets, (ii) all concepts, techniques, know how, procedures, designs, methodologies, inventions, discoveries, marks, and works of authorship, in each case, in all forms, formats, languages and versions, and (iii) all right, title and interest, including copyright, in and to any of the foregoing, in all territories, under any and all applicable bodies of law (including, without limitation, under the laws of patent, copyright, trademark, trade secret and mask works), and all applications, registrations

“SA Prospect” means any potential customer for EMTS’s products or services that is registered by SA as a prospect under the provisions of section 2.4 or any user who accesses the any EMTS site directly through SA’s web site, pursuant to Section 2.5.

“Term” means the term of this Agreement.

3.	Marketing

Appointment as Authorized Remarketer

Each Party hereby agrees to actively market the other Party’s products and services to its current and prospective customers, and each Party hereby appoints the other Party as an “Authorized Remarketer” for its products and services, provided, however, that only SA shall be authorized to enter into a contract or license for any of SA’s products or services and only EMTS shall be authorized to enter into any contract or license for any of EMTS’s products or services. Marketing Plan

SA and EMTS shall work together to jointly define and implement a marketing plan for each other’s products and services. EMTS shall be SA’s preferred provider Such marketing plan shall be in writing and executed by both Parties on or prior to August 1st 2004. The plan shall cover marketing initiatives such as direct mail, newsletter articles, advertising, press release, and other marketing mediums, including a plan regarding which marketing and other sales-related expenses will be paid by each partySales Assistance

At either Party’s reasonable request, the other Party shall provide the following sales assistance: (a) hosting of remote demonstrations through the internet; (b) providing on-site demonstrations; (c) participating in telephone calls with prospects; and (d) completing such other tasks as the requesting Party may reasonably request in order to close a sale for the other Party’s products or services.

Registering Opportunities and Sales

Each Party shall register each of its prospects with the other Party by providing notice of the name and address of the prospect. Unless the Party receiving such notice informs the other Party within seven (7) business days (by written notice) that it has already made a sales presentation to that prospect within the last six months, each such prospect shall be deemed a prospect of the Party providing such notice. Each prospect shall be considered registered as such for a period of six months. During that period, the other Party shall not approach, nor shall it permit any of its independent resellers to approach, that prospect in order to market its products or services. If no agreement has been executed with such at the end of such six-month period, such registration period shall be extended in increments of three months, so long as the Party seeking to extend the registration reasonably demonstrates that it is making progress towards the completion of a sale with the prospect.

Either Party may at any time, in its sole discretion, abandon its effort to complete a sale to a prospect by providing notice to the other Party, in which case the other Party and its independent resellers shall be free to approach the prospect.

5.	Compensation

EMTS shall pay SA a referral fee equal to 5% of revenue received by EMTS from SA Prospects for EMTS’s procurement and maintenance services during the first 12 months of the applicable agreement.

SA shall pay EMTS a referral fee equal to 5% of the revenue received by SA from any transaction with an EMTS Prospect during the first 12 months of the applicable agreement with the EMTS Prospect.

Fees shall be paid quarterly. Reports will be submitted quarterly indicating the manner in which the payment was computed.

In the case SA contracts with EMTS directly for support services SA will provide a detailed Scope of Work in return EMTS will provide a detailed Proposal. In which case an addendum to this marketing agreement will be developed and enclosed herein and Exhibit 1

6.	Representations and Warranties

Source Atlantic

SA represents and warrants to EMTS that:

SA is a corporation, duly organized and existing under the laws of the State of Delaware, with its principal place of business in Rockland, Massachusetts;

SA has full power and authority to execute and deliver this Agreement and to take any and all other action necessary to consummate the transactions provided for in this Agreement; and

(The execution and delivery of this Agreement and the consummation of its terms do not violate or constitute a default under the corporate charter or bylaws of SA, any law, order, writ, injunction or decree of any court, governmental agency or arbitration tribunal, or the terms of any other contract or commitment to which SA is a part or by which it is bound.

EMTS

EMTS represents and warrants to SA that:

EMTS is a limited liability corporation, duly organized and existing under the laws of the State of Colorado with its principal place of business 8 Inverness Drive East Suite 245 Englewood, CO 80112;

EMTS has full power and authority to execute and deliver this Agreement and to take any and all other action necessary to consummate the transactions provided for in this Agreement; and

The execution and delivery of this Agreement and the consummation of its terms do not violate or constitute a default under the corporate charter or bylaws of EMTS, any law, order, writ, injunction or decree of any court, governmental agency or arbitration tribunal, or the terms of any other contract or commitment to which EMTS is a part or by which it is bound.

7.	Disclaimer of Implied Warranties

EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, THERE ARE NO WARRANTIES, OF ANY KIND OR NATURE, WHETHER EXPRESS OR IMPLIED INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE.

8.	Indemnity

Indemnification by SA

SA shall indemnify, defend and hold harmless EMTS and its directors, officers, employees against all damages arising from or in connection with any misrepresentation or breach of any representation, warranty or covenant of SA under this Agreement or any claim of a customer arising out of SA’s performance of its duties under any contract SA may enter into with an EMTS Prospect.

Indemnification by EMTS

EMTS shall indemnify, defend and hold harmless SA and its directors, officers and employees against all damages arising from or in connection with any misrepresentation or breach of any representation, warranty or covenant of EMTS hereunder or any claim of a customer arising out of EMTS’s performance of its duties for any transaction with an SA Prospect.

Notice of Indemnification.

A Party seeking indemnification pursuant to this Article (an “Indemnified Party”) from or against the assertion of any claim by a third person (a “Third Person Assertion”) will give prompt notice to the Party from whom indemnification is sought (the “Indemnifying Party”); provided, however, that failure to give prompt notice will not relieve the Indemnifying Party of any liability hereunder (except to the extent the Indemnifying Party has suffered actual material prejudice by such failure).

Assumption of Defense.

The Indemnifying Party will have the right, exercisable by written notice to the Indemnified Party, to assume the defense of a Third Person Assertion. If the Indemnifying Party assumes such defense, the Indemnifying Party may select counsel in its sole discretion.

Settlement.

The Party controlling the defense of a Third Person Assertion, will have the right to consent to the entry of judgment with respect to, or otherwise settle, such Third Person Assertion with the prior written consent of the other Party, which consent will not be unreasonably withheld.

9.	Intellectual Property

General

Nothing in this Agreement shall give either Party any rights in the Intellectual Property of the other Party, except as specifically set forth herein.

No Infringement

Each Party represents and warrants to the other Party that none of its products or services will infringe on the Intellectual Property rights of any third Party.

Trademark and Trade Name

This Agreement does not give either Party any ownership rights or interest in the other Party’s trade name or trademarks, except as set forth herein. SA may identify itself in its marketing materials as “Authorized Reseller – EMTS, LLC” EMTS may identify itself in its marketing materials as “Authorized Reseller – Source Atlantic, Inc.” EMTS grants to SA a non-exclusive, non-transferable, revocable right to use the EMTS name, trademarks, tradenames, logos, graphics, banners, buttons, links, slogans and similar identifying materials (the “EMTS Marks”) solely in connection with the display of links and banners pursuant to Section 2.5 hereof. SA grants to EMTS a non-exclusive, non-transferable, revocable right to use the SA name, trademarks, tradenames, logos, graphics, banners, buttons, links, slogans and similar identifying materials (the “SA Marks”) solely in connection with the display of links and banners pursuant to Section 2.5 hereof.

10.	Confidential Information

Restrictions on Use

With respect to any data, drawing, diagram, source or object code, specification, documents or other information supplied by either Party to the other and clearly identified in writing as confidential or that, from the type of material or the context in which it was disclosed, is clearly intended to be confidential (hereinafter referred to as “Confidential Information”), the receiving Party agrees: (a) to use such Confidential Information only in the performance of the services under this Agreement; (b) not to make copies of any such Confidential Information or any part thereof without the express written permission of the other Party; (c) not to disclose any such Confidential Information or any part thereof to a person outside that Party’s business organization for any purpose; (d) to limit dissemination of such Confidential Information to persons within that Party’s business organization, who have a need to see such Confidential Information for purpose of such services; and (e) to return such Confidential Information and any copies thereof to the other Party at the completion of all services under this Agreement or at such earlier date as the other Party may designate.

Exclusions

Confidential Information shall not include information that: (a) is, as of the time of its disclosure or thereafter becomes, part of the public domain through a source other than the receiving Party; (b) was known to the receiving Party as of the time of its disclosure; (c) independently developed by the receiving Party without reference to the Confidential Information; (d) is subsequently learned from a third Party that does not impose an obligation of confidentiality upon the receiving Party; (e) is required to be disclosed pursuant to law or regulation, government authority, duly authorized subpoena or court order, whereupon the receiving Party shall provide notice to the disclosing Party prior to such disclosure; or (f) is approved for disclosure by prior written consent of the disclosing Party.

11.	Term and Termination

Term

The Term shall commence on the Effective Date and continue for five (5) years. The term shall automatically renew for additional one-year periods unless either Party gives the other notice not less than 60 days prior to the end of the Term, of its intention not to renew the Term.

Termination

Either Party may terminate this Agreement upon sixty (60) days notice to the other Party.

Effect of Termination

The following provisions shall apply upon expiration or earlier termination of this Agreement:

Each shall be entitled to receive from the other, all referral fees earned with respect to any transaction with one of its prospects up to the date of termination.

SA shall cease to solicit orders for EMTS and shall cease to hold itself out as an authorized Remarketer for EMTS.

EMTS shall cease to solicit orders for SA and shall cease to hold itself out as an authorized Remarketer for SA.

SA shall remove all EMTS banners and/or links from its web site. EMTS shall remove all SA banners and/or links from its web site

Each Party hereto shall remit all payments then due to the other, and remit all other payments that become due to the other Party promptly.

Each Party shall within ten (10) business days after such expiration or termination return to the other Party or destroy all of the other Party’s Intellectual Property and Confidential Information that it may have in its possession and shall certify to the other Party in writing its compliance with this requirement within such period.

Other than that which is expressly provided for herein, or that which by its terms survives termination, all rights and obligations shall cease upon the effective date of termination.

12.	General

Independent Contractor

Each of the Parties to this agreement are independent contractors and nothing contained in this agreement shall be construed as creating a joint venture, partnership, licensor-licensee, principal-agent or mutual owner relationship between or among the Parties hereto and no Party shall by virtue of this agreement, have any right or power to create any obligation expressed or implied on behalf of any other Party. No Party, or any employee of a Party shall be deemed to be an employer of the other Party by virtue of this agreement.

Non-Solicitation of Personnel

Each Party agrees, during the term of this Agreement, not to hire or engage, or attempt to hire or engage, directly or indirectly, the employees or independent consultants of the other Party who work hereunder, except as may be agreed to in writing by both Parties. Any violation of this section will be considered a material breach of this Agreement.

Entire Agreement

This Agreement constitutes the entire and sole agreement between the Parties with respect to the subject matter hereof and supersedes any prior agreements, negotiations, understandings, or other matters, whether oral or written, with respect to the subject matter hereof. This Agreement cannot be modified, changed or amended, except for in writing signed by a duly authorized representative of each of the Parties.

Notices

All notices shall be in writing and shall be deemed to be given or made when delivered by hand, an overnight delivery service that routinely provides confirmation of delivery or U.S. mail to the Party at the address set forth in this Agreement. Notice given by hand shall be effective when given. Notice given by overnight delivery service shall be effective when, according to the records of the delivery service, delivery is made; and delivery by first class US mail shall be effective three business days after deposit in the US mails.

Limitations on Actions

Any claim to enforce any right of either Party hereunder or arising as a result of an alleged breach of this Agreement must be commenced within twelve (12) months after the claim arises or the breach occurs, except a claim for payment which must be commenced twelve (12) months from the date of last payment.

Assignment and Delegation

Neither Party shall assign or delegate this Agreement or any rights, duties or obligations hereunder to any other person and/or entity without prior express written approval of the other Party. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the successors, legal representatives and assignees of the Parties hereto.

Third Parties

Nothing in this Agreement shall be construed as giving any person, firm, corporation or other entity, other than the Parties to this Agreement and their respective successors and permitted assigns, any right, remedy or claim under this Agreement of any of its provisions.

Injunctive Relief

Each of the Parties to this Agreement acknowledge that use or disclosure of the information described in Article 8 hereof in a manner inconsistent with this Agreement will give rise to irreparable injury to the other Party which cannot be adequately compensated in damages and that the other Party may seek and obtain equitable or injunctive relief to prevent or restrain such unauthorized use or disclosure, together with any other remedies which may be available to such Party.

Review of Books and Records

Each Party shall allow the other Party to inspect and review its records in order to determine the other Party’s compliance with the terms of this Agreement. Either Party may examine any and all invoices and accounting records regarding sales to the other Party’s prospects during the Term and for one year after end of the Term. All such information examined shall remain privileged and confidential between the Parties. In the event either Party needs to seek injunctive relief for the violation of this provision, the other Party shall be entitled to reimbursement for reasonable attorney’s fees in the pursuit of such an effort.

Waiver

No waiver by any Party of any one or more of its rights or remedies under this Agreement shall be deemed to be a waiver of any prior or subsequent rights or remedy hereunder or at law.

Force Majeure

Neither Party shall be in breach hereof by reason of its delay in performance of or failure to perform any of its obligations hereunder, if that delay or failure is caused by strikes, acts of God or the public enemy, riots, incendiaries, interference by civil or military authorities, compliance with governmental priorities for materials, or any fault beyond its control or without its fault or negligence.

Severability

If any portion of this agreement is to be void, invalid, or otherwise unenforceable, in whole or part, the remaining portions of this agreement shall remain in effect.

Duplicate Originals

This Agreement may be signed in two or more separate copies, which of which Fax should be deemed a duplicate original.

IN WITNESS WHEREOF, the Parties by their duly authorized representatives, have caused this agreement to be executed as of the date first written above.

SOURCE ATLANTIC, INC.		EMTS, LLC

By:	s/s CHRIS SANBORN	By:	s/s CHARLES W. GEORGE
Name:	Chris Sanborn	Name:	Charles W. George
Title:	VP Operations	Title:	President